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           [LETTERHEAD OF JOSEPH  A. CACCAMO ATTORNEY AT LAW, P.C.]


                                                     September 9, 1996

Hydron Technologies, Inc.
1001 Yamato Road, Suite 403
Boca Raton, Florida 33431

         Re:  Hydron Technologies, Inc.

Gentlemen:

         We have acted as counsel to Hydron Technologies, Inc., a New York corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission for the purpose of registering an aggregate of 2,313,500 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company under the Securities Act of 1933, as amended (the "Act"), to be issued upon proper exercise of various stock options and warrants, in the names of the persons and in the amounts set forth under the caption "Selling Security Holders" in pages 6-7 of the Prospectus contained in the Registration Statement (collectively the "Selling Security Holders").

         As counsel for the Company, we have examined and are familiar with the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto. We are also familiar with the form of the Company's stock certificate, the various stock option agreements pursuant to which shares of Common Stock are to be issued, as well as all corporate proceedings taken by the Company in connection with the authorization of the issuance of the Shares. Throughout such examination we have assumed the genuineness of signatures and accuracy and conformity to original documents of all copies of documents supplied to us. As to questions of fact material to the opinion expressed herein, we have, when relevant facts were not independently determinable, relied upon information furnished to us by officers and directors of the Company or their duly authorized agents or employees.

         Based upon the foregoing, it is our opinion that the Shares to be issued to the Selling Security Holders, when certificates therefor have been duly executed and delivered and the consideration therefor duly paid upon proper exercise of the several stock option agreements and warrants, will be validly issued, fully paid and nonassessable.


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JOSEPH  A. CACCAMO
ATTORNEY AT LAW, P.C.

Hydron Technologies, Inc.
September 9, 1996

Page no. 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part thereof.

         The principal of this firm owns options to acquire 65,000 shares of Common Stock and beneficially owns 500 shares of Common Stock as trustee of a trust for the benefit of his children.

                               Very truly yours,

                               /s/ Joseph A. Caccamo Attorney at Law, P.C.
                               Joseph A. Caccamo
                               Attorney at Law, P.C.